SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 23, 2005

                       IMAGE TECHNOLOGY LABORATORIES, INC.


             (Exact name of Registrant as Specified in its Charter)


           Delaware                                    22-53531373
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                              602 Enterprise Drive
                            KINGSTON, NEW YORK 12401
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's Telephone Number, Including Area Code: (845) 338-3366

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

At the Annual Meeting of the Stockholders of Image Technology Laboratories, Inc. (the "Company") held on May 18, 2005, the proposal to ratify the appointment of J.H. Cohn LLP ("JH Cohn") as the Company's independent auditors was defeated by a total vote of 7,633,237 "AGAINST" vs. 7,455,441 "FOR", with 300,100 "ABSTAIN". Therefore, effective June 23, 2005, the Board of Directors of the Company elected to discontinue its engagement of JH Cohn as the Company's independent registered accounting firm and notified JH Cohn of its decision on that same date. JH Cohn will not be auditing or reviewing any of the Company's financial statements for the balance of the year ending December 31, 2005 and did not review the financial statements for the three months ended March 31, 2005.

During the Company's two most recent fiscal years and from December 31, 2004 through June 23, 2005, none of the events described in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to the Company and JH Cohn, and there was no disagreement with JH Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JH Cohn, would have caused JH Cohn to make reference to the subject of that disagreement in connection with its reports on the Company's financial statements except as follows: The Company's interim financial statements for the quarter ended March 31, 2005 was reviewed by an independent public accountant prior to filing, which the Company believes satisfies the reporting requirements under the Securities Exchange Act of 1934 and Regulation S-B Item 310(b). JH Cohn disagrees with this position and has expressed to the Company its belief that such a review of the interim financial statements is required to be completed by a PCAOB-registered accounting firm. Securities counsel for the Company subsequently received a verbal affirmation of the Company's position from a representative of the PCAOB that the review of interim financial statements is not required to be completed by a PCAOB-registered accounting firm. The Company has received a comment letter from the SEC requesting that it have its financial statements for this period and subsequent periods re-reviewed by a PCAOB-registered accounting firm.

The report of JH Cohn on the Company's audited consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The opinion of JH Cohn did, however, contain the following going-concern explanatory language:

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Notes 1 and 2 to the financial statements, among other things, the Company's operations have generated recurring losses and negative cash flows from operating activities, and it had working capital and stockholders' deficiencies at December 31, 2004. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are described in
Note 1. The accompanying financial statements as of and for the year ended December 31, 2004 do not include any adjustments that might result from the outcome of this uncertainty.

The Company requested that JH Cohn furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. The Company received such a letter in response to its request which it has attached as Exhibit 16 to this Amendment No.2 to Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16    Letter from J.H. Cohn, LLP to Securities and Exchange Commission

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006

                                         IMAGE TECHNOLOGY LABORATORIES, INC.


                                         By: /s/ Lewis M. Edwards
                                             --------------------
                                             Lewis M. Edwards
                                             Chairman, Executive Vice-President,
                                             Chief Technology Officer,
                                             Principal Accounting Officer

                                             April 10, 2006

Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 included in Amendment No. 2 to the Form 8-K of Image Technology Laboratories, Inc. dated June 23, 2005 and to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our Firm, except that we are not in a position to comment on the proposal to ratify our appointment nor are we in a position to comment whether the Company's Board of Directors elected to discontinue our engagement.

Very truly yours,


/s/ J.H. Cohn LLP